UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2014

Auxilium Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50855 (Commission File Number)	23-3016883 (I.R.S. Employer Identification No.)

640 Lee Road Chesterbrook, PA (Address of principal executive offices)	19087 (Zip Code)

(484) 321-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Update on Actavis Litigation Regarding Potential Generic Version of Testim

As previously disclosed, on May 23, 2012, Auxilium Pharmaceuticals, Inc., a Delaware corporation (the “Company” or “Auxilium”), and FCB I LLC (“FCB”) (successor-in-interest to Bentley Pharmaceuticals, Inc.), as licensor of Testim, filed a lawsuit in the U.S. District Court for the District of New Jersey (the “District Court”) against Actavis, Inc. (“Actavis”) (then known as Watson Pharmaceuticals, Inc.) for infringement of FCB’s 10 patents listed in the Orange Book as covering Testim® testosterone gel (the “Actavis Litigation”). The lawsuit was filed in response to a notice letter, dated April 12, 2012, sent by Actavis Laboratories, Inc. (NV) regarding its filing with the U.S. Food and Drug Administration (“FDA”) of an Abbreviated New Drug Application (“ANDA”) for a generic 1% testosterone gel product. This letter also stated that the ANDA contained Paragraph IV certifications with respect to the nine patents listed in the Orange Book on that date as covering Testim. The Company’s lawsuit filed against Actavis initially involved those nine patents, as well as a 10th patent covering Testim that was issued on May 15, 2012 and is listed in the Orange Book.  By the time that the trial commenced in September 2014, the parties had agreed to remove all but one of those patents from the litigation, with the trial focused solely on claim 3 of U.S. Patent # 7,608,607 (the “‘607 Patent”).  The trial commenced in September 2014 and closing arguments occurred in November 2014.

On December 16, 2014, the Company learned that Judge Linares held that claim 3 of the ‘607 patent is invalid for obviousness.  The Judge also found claim 3 invalid for derivation and improper inventorship, but he declined to rule on whether correction of inventorship would be appropriate because it would be futile in light of his ruling on obviousness.  Auxilium believes that Actavis is now free to enter the market with its testosterone gel product once it obtains approval from the FDA.  At this time, Auxilium is not aware of Actavis having received tentative approval or final approval from the FDA for its testosterone gel product.

Auxilium is analyzing the District Court’s opinion and will explore its available options with regard to this matter.

Existing Generic Versions of Testim Already in the Marketplace

As previously disclosed, in June 2014, Auxilium commenced marketing an authorized generic version of Testim through its distribution partner, Prasco, LLC.

Also as previously disclosed, in June 2014, the FDA granted final approval to Upsher-Smith Laboratories, Inc.’s (“Upsher-Smith”) testosterone gel product, Vogelxo™ for which Upsher-Smith had filed a 505(b)(2) New Drug Application using Testim as the reference drug, and, in July 2014, Upsher-Smith launched Vogelxo and an authorized generic version of Vogelxo, known as testosterone gel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: December 16, 2014	By:	/s/ Andrew I. Koven
		Name:	Andrew I. Koven
		Title:	Chief Administrative Officer and General Counsel